Exhibit 99.3

GRAMERCY PROPERTY TRUST

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On December 17, 2015, Gramercy Property Trust Inc., or Gramercy or GPT, a publicly listed REIT, Chambers Street Properties, or Chambers or CSG, a publicly listed REIT, and Columbus Merger Sub LLC, or Merger Sub, an indirect wholly owned subsidiary of Chambers, completed the transactions contemplated in the definitive agreement to merge the companies, or the Merger Agreement, which was approved by stockholders of the respective companies at their stockholder meetings held on December 15, 2015. As such, on December 17, 2015, Gramercy merged with and into Merger Sub upon the completion of the transactions in the Merger Agreement, or the Merger. Under the terms of the Merger Agreement, the combined company, or the Combined Company,  is managed by the former Gramercy management team.  The Combined Company was renamed as Gramercy Property Trust and its shares listed on the New York Stock Exchange were changed from ticker symbol CSG to Gramercy’s former ticker symbol GPT, and began trading under the GPT ticker symbol on December 18, 2015. Pursuant to the Merger Agreement, Gramercy stockholders received 3.1898, or the Exchange Ratio, of newly issued common shares of beneficial interest of the Combined Company for each share of Gramercy common stock they owned, which equates to an inverse exchange ratio of 0.313 shares of Gramercy common stock for each Chambers common share. Each Chambers common share issued and outstanding remains outstanding as a  common share of the Combined Company.

The following unaudited pro forma condensed consolidated financial statements present the financial condition and results of operations of the Combined Company, after giving effect to the Merger, and have been prepared by applying the acquisition method of accounting rules under Accounting Standards Codification 805, Business Combinations,  or ASC 805, with Gramercy treated as the acquiring entity and the transaction accounted for as a reverse acquisition. The unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by management; however, they are not necessarily indicative of what the Combined Company’s financial condition or results of operations actually would have been if the Merger had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. Additionally, the unaudited pro forma condensed consolidated financial statements do not include the impact of all the potential synergies that may be achieved in the Merger or any strategies that the Combined Company’s management may consider in order to continue to efficiently manage the on-going operations of the Combined Company.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014, give effect to the Merger as if the Merger had been consummated on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet gives effect to the Merger as if it had occurred on September 30, 2015.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments associated with: (1) Gramercy or Chambers acquisitions closed after September 30, 2015 or the related financing of those acquisitions, (2) Gramercy or Chambers acquisitions currently under contract or the related financing of those property acquisitions, (3) Gramercy or Chambers dispositions closed after September 30, 2015 or the repayment of the related financing of such dispositions, and (4) Gramercy or Chambers dispositions currently under contract or the repayment of the related financing of those dispositions.

These unaudited pro forma condensed consolidated financial statements, and the related notes thereto, should be read in conjunction with (1) Gramercy’s audited consolidated financial statements, and the related notes thereto, as of and for the year ended December 31, 2014, included in Gramercy’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission, or the SEC,  on March 9, 2015, and (2) Chambers’ audited consolidated financial statements, and the related notes thereto, as of and for the year ended December 31, 2014, included in Chambers’ Annual Report on Form 10-K as filed with the SEC on March 2, 2015.

GRAMERCY PROPERTY TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Merger Consideration

The pro forma financial information reflects the accounting consideration of approximately $1.9 billion for the Merger, as calculated below treating Gramercy as the accounting acquirer (in millions, except price per share):

As Gramercy is treated as the acquiring entity, the calculation of the purchase price for accounting purposes is based on Gramercy’s common stock. However, under the terms of the Merger Agreement, Gramercy’s stockholders received 3.1898 newly issued shares of the Combined Company’s common shares of beneficial interest for each Gramercy share of common stock that they held immediately before the effective date of the Merger. This transaction has resulted in the Combined Company having approximately 236.9 million shares of common stock outstanding as of the date of the Merger.

The Merger Consideration will be allocated to all Chambers’ assets acquired and liabilities assumed based on their respective fair values. The allocation has not been finalized and is based upon preliminary estimates of fair values. The allocation of the Merger Consideration and the determination of the fair values of the Chambers’ assets and liabilities will be based on the actual tangible and intangible assets and liabilities that exist as of December 17, 2015, the date the Merger was consummated. The completion of the final valuations, and the allocation of the Merger Consideration, and the impact of ongoing integration activities could cause material differences in these unaudited pro forma condensed consolidated financial statements.

GRAMERCY PROPERTY TRUST

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2015

(Amounts in thousands)

			A			B
	GPT Historical	CSG Historical	Pro Forma Fair Value Adjustments		CSG Pro Forma	Pro Forma Merger Adjustments		GPT Pro Forma
Assets:
Real estate investments, at cost:
Land	$439,591	$416,250	$142,524	C	$558,774	$-		$998,365
Building and improvements	1,623,447	1,878,601	(399,908)	C	1,478,693	-		3,102,140
Less: accumulated depreciation	(66,336)	(284,579)	284,579	D	-	-		(66,336)
Total real estate investments, net	1,996,702	2,010,272	27,195		2,037,467	-		4,034,169
Cash and cash equivalents	38,108	53,955	-		53,955	(61,463)	E	30,600
Restricted cash	9,128	18,909	-		18,909	-		28,037
Joint ventures and equity investments	13,928	385,220	205,678	F	590,898	-		604,826
Assets held for sale, net	-	-	-		-	-		-
Servicing advances receivable	1,515	-	-		-	-		1,515
Retained CDO bonds	11,568	-	-		-	-		11,568
Tenant and other receivables, net	26,429	56,625	(45,072)	G	11,553	-		37,982
Acquired lease assets, net	324,421	164,698	388,632	H	553,330	-		877,751
Deferred costs, net	15,566	50,475	(50,475)	I	-	-		15,566
Goodwill	3,663	-	69,322	J	69,322	-		72,985
Other assets	10,699	6,136	-		6,136	-		16,835
Total assets	$2,451,727	$2,746,290	$595,280		$3,341,570	$(61,463)		$5,731,834

Liabilities and Equity:
Liabilities:
Exchangeable senior notes, net	$108,997	$-	$-		$-	$-		$108,997
Senior unsecured term loan	300,000	570,000	1,588	K	571,588	-		871,588
Unsecured credit facility	270,059	290,044	(946)	K	289,098	-		559,157
Mortgage notes payable	318,874	478,739	(12,330)	K	466,409	-		785,283
Total long term debt	997,930	1,338,783	(11,688)		1,327,095	-		2,325,025
Accounts payable and accrued expenses	25,762	64,413	-		64,413	-		90,175
Dividends payable	12,927	10,117	-		10,117	-		23,044
Accrued interest payable	2,302	4,334	-		4,334	-		6,636
Deferred revenue	15,985	18,420	-		18,420	-		34,405
Below-market lease liabilities, net	214,609	21,759	18,078	L	39,837	-		254,446
Derivative instruments, at fair value	6,437	15,115	-		15,115	-		21,552
Other liabilities	7,849	325	-		325	-		8,174
Total liabilities	1,283,801	1,473,266	6,390		1,479,656	-		2,763,457
Commitments and contingencies	-	-	-		-	-		-
Noncontrolling interest in the Operating Partnership	11,277	-	-		-	-		11,277

Equity:
Common stock	57	2,366	-		2,366	1,780	M	4,203
Series B cumulative redeemable preferred stock	84,394	-	-		-	(84,394)	N	-
Series A cumulative redeemable preferred stock	-	-	-		-	84,394	N	84,394
Additional paid-in-capital	2,053,955	2,074,326	(214,778)	O	1,859,548	(34,193)	E, M	3,879,310
Accumulated other comprehensive loss	(1,131)	(45,057)	45,057	P	-	-		(1,131)
Accumulated deficit	(980,781)	(758,611)	758,611	P	-	(29,050)	E, Q	(1,009,831)
Total stockholders’ equity	1,156,494	1,273,024	588,890		1,861,914	(61,463)		2,956,945
Noncontrolling interest in other partnerships	155	-	-		-	-		155
Total equity	1,156,649	1,273,024	588,890		1,861,914	(61,463)		2,957,100
Total liabilities and equity	$2,451,727	$2,746,290	$595,280		$3,341,570	$(61,463)		$5,731,834

GRAMERCY PROPERTY TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2014

(Amounts in thousands, except per share data)

		AA			BB	CC			DD
	GPT Historical	GPT Adjustments	GPT Pro Forma	CSG Historical	CSG Adjustments	CSG Pro Forma Adjustments		CSG Pro Forma	Pro Forma Merger Adjustments		GPT Pro Forma
Revenues
Rental revenue	$60,258	$113,702	$173,960	$210,180	$(41)	$(3,818)	EE	$206,321	$-		$380,281
Management fees	25,033	(3,047)	21,986	-	-	-		-	-		21,986
Operating expense reimbursements	20,604	21,984	42,588	59,730	356	-		60,086	-		102,674
Investment income	1,824	-	1,824	45	2	-		47	-		1,871
Other income	221	103	324	2,387	(155)	-		2,232	-		2,556
Total revenues	107,940	132,742	240,682	272,342	162	(3,818)		268,686	-		509,368
Expenses
Property operating expenses:
Property management expenses	17,500	(1,402)	16,098	4,519	(363)	-		4,156	-		20,254
Property operating expenses	21,120	21,697	42,817	71,805	(1,075)	-		70,730	-		113,547
Total property operating expenses	38,620	20,295	58,915	76,324	(1,438)	-		74,886	-		133,801
Depreciation and amortization	36,408	63,274	99,682	109,292	2,460	25,386	FF	137,138	-		236,820
Interest expense	16,586	7,645	24,231	55,311	(1,324)	(5,134)	GG	48,853	-		73,084
Loss on derivative instruments	3,300	-	3,300	(71)	-	-		(71)	-		3,229
Net impairment recognized in earnings	4,816	-	4,816	-	-	-		-	-		4,816
Impairment of real estate	-	-	-	27,563	-	-		27,563	-		27,563
Management, general and administrative	18,416	-	18,416	31,333	-	-		31,333	-		49,749
Acquisition expenses	6,171	(6,171)	-	2,272	(2,272)	-		-	-		-
Total expenses	124,317	85,043	209,360	302,024	(2,574)	20,252		319,702	-		529,062
Income (loss) from continuing operations before equity in net income from joint ventures and equity investments, net gains on disposals, gain on remeasurement of previously held joint venture, loss on early extinguishment of debt, and provision for taxes	(16,377)	47,699	31,322	(29,682)	2,736	(24,070)		(51,016)	-		(19,694)
Equity in net income of joint ventures and equity investments	1,959	(1,547)	412	28,823	-	(10,320)	II	18,503	-		18,915
Net gains on disposals	-	-	-	21,164	(21,164)	-		-	-		-
Income (loss) from continuing operations before net gains on disposals, gain on remeasurement of previously held joint venture, loss on early extinguishment of debt, and provision for taxes	(14,418)	46,152	31,734	20,305	(18,428)	(34,390)		(32,513)	-		(779)
Gain on remeasurement of previously held joint venture	72,345	(72,345)	-	-	-	-		-	-		-
Loss on early extinguishment of debt	(1,925)	-	(1,925)	(477)	477	-		-	-		(1,925)
Provision for taxes	(809)	(6)	(815)	(780)	-	-		(780)	-		(1,595)
Net income (loss) from continuing operations, before preferred dividends	55,193	(26,199)	28,994	19,048	(17,951)	(34,390)		(33,293)	-		(4,299)
Net loss (income) attributable to noncontrolling interest	236	-	236	-	-	-		-	(262)	JJ	(26)
Net income (loss) attributable to Gramercy Property Trust Inc.	55,429	(26,199)	29,230	19,048	(17,951)	(34,390)		(33,293)	(262)		(4,325)
Preferred stock redemption costs	(2,912)	-	(2,912)	-	-	-		-	-		(2,912)
Preferred stock dividends	(7,349)	7,349	-	-	-	-		-	(6,235)	KK	(6,235)
Net income (loss) available to common stockholders	$45,168	$(18,850)	$26,318	$19,048	$(17,951)	$(34,390)		$(33,293)	$(6,497)		$(13,472)
Basic net income (loss) from continuing operations, after preferred dividends	$1.72	N/A	$1.00	$0.08	N/A	N/A		$(0.14)	N/A		$(0.04)
Diluted net income (loss) from continuing operations, after preferred dividends	$1.68	N/A	$0.98	$0.08	N/A	N/A		$(0.14)	N/A		$(0.04)
Basic weighted average common shares outstanding	26,202,954	N/A	26,202,954	236,866,656	N/A	N/A		236,866,656	N/A	LL	320,448,839
Diluted weighted average common shares and common share equivalents outstanding	26,937,585	N/A	26,937,585	236,866,656	N/A	N/A		236,866,656	N/A	LL	320,448,839

GRAMERCY PROPERTY TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2015

(Amounts in thousands, except share data)

		AA				BB		CC				DD
	GPT Historical	GPT Adjustments		GPT Pro Forma	CSG Historical	CSG Adjustments		CSG Pro Forma Adjustments			CSG Pro Forma	Pro Forma Merger Adjustments			GPT Pro Forma
Revenues
Rental revenue	$117,990		$20,069	$138,059	$166,020		$(1,851)		$(806)	EE	$163,363		$-		$301,422
Management fees	17,571		-	17,571	-		-		-		-		-		17,571
Operating expense reimbursements	29,113		561	29,674	46,917		(269)		-		46,648		-		76,322
Investment income	1,208		-	1,208	49		-		-		49		-		1,257
Other income	1,413		15	1,428	1,614		-		-		1,614		-		3,042
Total revenues	167,295		20,645	187,940	214,600		(2,120)		(806)		211,674		-		399,614
Expenses
Property operating expenses:
Property management expenses	14,557		-	14,557	3,272		(42)		-		3,230		-		17,787
Property operating expenses	29,006		567	29,573	55,182		(943)		-		54,239		-		83,812
Total property operating expenses	43,563		567	44,130	58,454		(985)		-		57,469		-		101,599
Depreciation and amortization	68,534		8,261	76,795	84,342		(908)		17,156	FF	100,590		-		177,385
Interest expense	23,225		1,449	24,674	38,397		-		(3,208)	GG	35,189		-		59,863
Loss on derivative instruments	-		-	-	(66)		-		-		(66)		-		(66)
Management, general and administrative	14,299		-	14,299	20,950		-		-		20,950		-		35,249
Acquisition and merger related expenses	13,508		(13,508)	-	10,554		-		(10,554)	HH	-		-		-
Total expenses	163,129		(3,231)	159,898	212,631		(1,893)		3,394		214,132		-		374,030
Income (loss) from continuing operations before equity in net income from joint ventures and equity investments, net gains on disposals, and provision for taxes	4,166		23,876	28,042	1,969		(227)		(4,200)		(2,458)		-		25,584
Equity in net income of joint ventures and equity investments	(974)		-	(974)	14,419		-		(7,428)	II	6,991		-		6,017
Net gains on disposals	593		(593)	-	5,844		(5,844)		-		-		-		-
Income (loss) from continuing operations before provision for taxes	3,785		23,283	27,068	22,232		(6,071)		(11,628)		4,533		-		31,601
Provision for taxes	(2,116)		-	(2,116)	(521)		-		-		(521)		-		(2,637)
Net income (loss) from continuing operations, before preferred dividends	1,669		23,283	24,952	21,711		(6,071)		(11,628)		4,012		-		28,964
Net loss attributable to noncontrolling interest	43		-	43	-		-		-		-		45	JJ	88
Net income (loss) attributable to Gramercy Property Trust Inc.	1,712		23,283	24,995	21,711		(6,071)		(11,628)		4,012		45		29,052
Preferred stock dividends	(4,676)		4,676	-	-		-		-		-		(4,676)	KK	(4,676)
Net income (loss) from continuing operations available to common stockholders	$(2,964)		$27,959	$24,995	$21,711		$(6,071)		$(11,628)		$4,012		$(4,631)		$24,376
Basic net income (loss) from continuing operations, after preferred dividends	$(0.06)	$	N/A	$0.47	$0.09	$	N/A	$	N/A		$0.02	$	N/A		$0.06
Diluted net income (loss) from continuing operations, after preferred dividends	$(0.06)	$	N/A	$0.45	$0.09	$	N/A	$	N/A		$0.02	$	N/A		$0.06
Basic weighted average common shares outstanding	53,226,406		N/A	53,628,688	236,915,614		N/A		N/A		236,915,614		N/A	LL	407,980,403
Diluted weighted average common shares and common share equivalents outstanding	53,226,406		N/A	55,035,186	236,951,537		N/A		N/A		236,951,537		N/A	LL	412,502,774

GRAMERCY PROPERTY TRUST
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

General

The Chambers historical amounts include the reclassification of certain historical balances to conform to Gramercy post-Merger presentation of these unaudited pro forma condensed consolidated financial statements, as shown below:

Balance Sheet as of September 30, 2015 (in thousands):

	CSG Historical	Reclassification Adjustments	Reclassified CSG Historical
Assets:
Real estate investments, at cost:
Land	$617,867	$(201,617)	$416,250
Land available for expansion	24,218	(24,218)	-
Building and improvements	1,652,766	225,835	1,878,601
Less: accumulated depreciation	(284,579)	-	(284,579)
Total real estate investments, net	2,010,272	-	2,010,272
Cash and cash equivalents	53,955	-	53,955
Restricted cash	18,909	-	18,909
Joint ventures and equity investments	385,220	-	385,220
Tenant and other receivables, net	11,553	45,072	56,625
Deferred rent	45,072	(45,072)	-
Deferred leasing costs and intangible assets, net	194,109	(194,109)	-
Acquired lease assets, net(1)	-	164,698	164,698
Deferred financing costs, net	7,237	(7,237)	-
Deferred costs, net (1)	-	50,475	50,475
Prepaid expenses and other assets	19,963	(19,963)	-
Other assets (1)	-	6,136	6,136
Total assets	$2,746,290	$-	$2,746,290

Liabilities and Equity:
Liabilities:
Senior unsecured term loan	570,000	-	570,000
Unsecured credit facility	290,044	-	290,044
Mortgage notes payable	478,739	-	478,739
Total long term debt	1,338,783	-	1,338,783
Accounts payable, accrued expenses, and other liabilities	86,352	(86,352)	-
Accounts payable and accrued expenses (1)	-	64,413	64,413
Dividends payable	10,117	-	10,117
Accrued interest payable (1)	-	4,334	4,334
Deferred revenue (1)	-	18,420	18,420
Below-market lease liabilities, net	21,759	-	21,759
Prepaid rent and security deposits	16,255	(16,255)	-
Derivative instruments, at fair value (1)	-	15,115	15,115
Other liabilities (1)	-	325	325
Total liabilities	1,473,266	-	1,473,266
Commitments and contingencies	-	-	-

Equity:
Common stock	2,366	-	2,366
Additional paid-in-capital	2,074,326	-	2,074,326
Accumulated other comprehensive loss	(45,057)	-	(45,057)
Accumulated deficit	(758,611)	-	(758,611)
Total stockholders’ equity	1,273,024	-	1,273,024
Total liabilities and equity	$2,746,290	$-	$2,746,290

(1) Line item is not presented by Chambers and is added to conform to Gramercy's line item presentation.

GRAMERCY PROPERTY TRUST

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Statement of Operations for the Year Ended December 31, 2014 (in thousands):

	CSG Historical	Reclassification Adjustments	Reclassified CSG Historical
Revenues
Rental revenue	$210,180	$-	$210,180
Operating expense reimbursements	59,730	-	59,730
Investment income (1)	-	45	45
Other income	1,780	607	2,387
Total revenues	271,690	652	272,342
Expenses
Property operating expenses:
Property management expenses (1)	-	4,519	4,519
Property operating expenses	36,757	35,048	71,805
Total property operating expenses	36,757	39,567	76,324
Real estate taxes	39,567	(39,567)	-
Depreciation and amortization	109,292	-	109,292
Interest expense	55,311	-	55,311
Interest and other income	(652)	652	-
Interest expense and net change in fair value of non-qualifying derivative financial instruments	(71)	71	-
Loss on derivative instruments (1)	-	(71)	(71)
Impairment of real estate	27,563	-	27,563
Management, general and administrative	31,333	-	31,333
Acquisition expenses	2,272	-	2,272
Total expenses	301,372	652	302,024
Loss from continuing operations before equity in net income from joint ventures and equity investments, net gains on disposals, loss on early extinguishment of debt, and provision for taxes	(29,682)	-	(29,682)
Equity in net income of joint ventures and equity investments	28,823	-	28,823
Net gains on disposals	21,164	-	21,164
Income from continuing operations before loss on early extinguishment of debt and provision for taxes	20,305	-	20,305
Loss on early extinguishment of debt	(477)	-	(477)
Provision for taxes	(780)	-	(780)
Net income from continuing operations available to common stockholders	$19,048	$-	$19,048

(1) Line item is not presented by Chambers and is added to conform to Gramercy's line item presentation.

GRAMERCY PROPERTY TRUST

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Statement of Operations for the Nine Months Ended September 30, 2015 (in thousands):

	CSG Historical	Reclassification Adjustments	Reclassified CSG Historical
Revenues
Rental revenue	$166,020	$-		$166,020
Operating expense reimbursements	46,917	-		46,917
Investment income (1)	-	49		49
Other income	1,520	94		1,614
Total revenues	214,457	143		214,600
Expenses
Property operating expenses:
Property management expenses (1)	-	3,272		3,272
Property operating expenses	26,404	28,778		55,182
Total property operating expenses	26,404	32,050		58,454
Real estate taxes	32,050	(32,050)		-
Depreciation and amortization	84,342	-		84,342
Interest expense	38,397	-		38,397
Interest and other income	(144)	144		-
Interest expense and net change in fair value of non-qualifying derivative financial instruments	(66)	66		-
Loss on derivative instruments (1)	-	(66)		(66)
Management, general and administrative	31,505	(10,555)		20,950
Acquisition and merger related expenses	-	10,554		10,554
Total expenses	212,488	143		212,631
Income from continuing operations before equity in net income from joint ventures and equity investments, net gains on disposals, and provision for taxes	1,969	-	-	1,969
Equity in net income of joint ventures and equity investments	14,419	-		14,419
Net gains on disposals	5,844	-		5,844
Income from continuing operations before provision for taxes	22,232	-		22,232
Provision for taxes	(521)	-		(521)
Net income from continuing operations available to common stockholders	$21,711	$-		$21,711

(1) Line item is not presented by Chambers and is added to conform to Gramercy's line item presentation.

GRAMERCY PROPERTY TRUST

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Balance Sheet

General

A.The Merger will be effected by each of Gramercy’s 57.5 million issued and outstanding shares of common stock being converted into the right to receive 3.1898 newly issued shares of the Combined Company’s common stock. Chambers’ 236.9 million issued and outstanding shares of common stock will remain outstanding. As the Merger is considered a reverse acquisition, the total consideration transferred was computed on the basis of Gramercy’s closing common stock price of $24.63 on December 17, 2015 divided by the exchange ratio of 3.1898 multiplied by the number of Chambers shares of common stock outstanding as of September 30, 2015. As a result of the increase in Gramercy’s common stock price from the date the Merger was announced of $23.37 and December 17, 2015, Gramercy’s common stock price has increased by $1.26, or 5.39%. Gramercy will recognize goodwill of approximately $69.3 million, which is attributable to the increase in Gramercy’s common stock share price since the date the Merger was announced. Consideration transferred is calculated as such (in thousands except share and per share data):

Chambers common stock outstanding as of December 17, 2015	236,936,429
Exchange ratio	3.1898
Implied Gramercy common stock issued in consideration	74,279,400
Gramercy common stock share price as of December 17, 2015	$24.63
Value of implied Gramercy common stock issued in consideration	$1,829,502
Chambers estimated merger costs	32,412
Total implied consideration	$1,861,914

Chambers’ merger costs are included in total consideration because as of the date the Merger closes, these costs will either be accrued or already paid by Chambers and thus will be reflected as a reduction in the net assets of Chamber that are being acquired as part of the Merger. The total consideration is subject to change based upon any changes in Chambers estimated merger costs. The estimated allocation of the consideration presented in the unaudited pro forma condensed consolidated balance sheet incorporates reasonable fair value estimates for buildings and improvements, land, intangible lease assets and liabilities, related indebtedness and other assets and liabilities, including cash that are expected to be acquired and assumed in the Merger.

The allocation of the consideration and the determination of the fair values of Chambers’ assets and liabilities are based on the actual valuations of tangible and intangible assets and liabilities that exist as of December 17, 2015, the date the Merger was completed. The final determination of the fair value of real estate and real estate related assets and liabilities will be based on estimates and assumptions made by the Combined Company’s management, using customary methods, including data from appraisals, comparable sales, discounted cash flows and other methods.

GRAMERCY PROPERTY TRUST

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The preliminary allocation of the values of the real estate and real estate related assets and liabilities is as follows (in thousands):

Assets:
Total real estate investments	$2,037,467
Acquired lease intangible assets	553,330
Investments in joint ventures and equity investments	590,898
Other assets	90,553
Goodwill	69,322
Total assets:	3,341,570
Liabilities:
Mortgage notes payable	466,409
Unsecured credit facility and term loans	860,686
Acquired lease intangible liabilities	39,837
Other liabilities	112,724
Total liabilities:	1,479,656
Estimated fair value of net assets acquired	$1,861,914

Remaining useful lives for the real estate and real estate related assets and liabilities as of September 30, 2015 are as follows:

Building	39 years
Land improvements	12 years
In-place lease assets	6 years
Above market lease assets	7 years
Below market lease liabilities	8 years
Mortgage notes payable	3 years

The determination of the consideration transferred and the allocation thereof is preliminary and subject to change.

B.  In connection with the Merger, the Combined Company has incurred expenses relating to legal, accounting and finance advisory services, severance costs, debt financing related costs and other third-party expenses. The pro forma condensed consolidated balance sheet has been adjusted accordingly. There may be significant, additional costs which may be incurred after the closing of the Merger which have not been reflected in the pro forma financial statements. Such effects involve estimates that could vary based on assumptions made as to the timing and expected outcomes resulting from decisions made after the closing of the Merger.

The adjustments to equity represent the impact of converting all of the equity and mezzanine equity interests of Gramercy into equity interests of Chambers.

Assets

C. The adjustments reflect an increase in the carrying amounts of Chambers’ land and buildings and improvements to record them at their estimated fair values. The estimated fair values were determined by considering information from several sources and based on customary methods, primarily real estate market trends, including rental rates and income capitalization rates. The estimated allocation of the acquisition consideration is primarily based upon management’s existing methodology and historical experiences in determining and allocating the acquisition price of real estate transactions to the respective real estate and related assets and liabilities.

GRAMERCY PROPERTY TRUST

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

D.The adjustment eliminates Chambers’ historical balance for accumulated depreciation.

E.The adjustment reflects the expenses that the Combined Company expects to incur relating to legal, accounting and finance advisory services, and other third-party expenses in connection with the Merger that are in excess of the $14.7 million Chambers and Gramercy had incurred prior to September 30, 2015. The Combined Company expects to incur an estimated additional $15.9 million in retention and severance costs shortly after the closing of Chambers’ Princeton and Los Angeles offices.

F.The adjustment reflects an increase in the carrying amounts of the underlying assets and liabilities of Chambers’ joint ventures to record them at their fair values. The estimated fair values were determined using the same methodologies for the consolidated real estate investments. For the joint venture investments which have a functional currency that is different than the reporting currency of Gramercy, the fair value of the assets and liabilities were translated as of unaudited pro forma condensed consolidated balance sheet date.

G.The adjustment eliminates Chambers’ historical balances of straight-line rent receivables of $45.1 million.

H.The adjustment eliminates Chambers’ historical accumulated amortization and reflects an increase in the carrying amounts of Chambers’ intangible lease assets acquired to record them at their estimated fair values. The estimate of above market lease values is based upon the present value of the difference between the contractual amount to be paid pursuant to each lease and management’s estimate of the market lease rate for each lease, measured over a period equal to the remaining non-cancelable term of the lease.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered by management in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the anticipated lease-up period.

I.The adjustment eliminates Chambers’ historical balances in deferred financing costs and deferred leasing costs.

J.Reflects an estimate of goodwill calculated as the excess between the total Merger consideration and the estimated fair values of the assets acquired and liabilities assumed. The Combined Company considers this to represent the future economic benefits arising from other assets acquired in the Merger that are not individually identified and separately recognized, based on the preliminary purchase price allocation.

Liabilities

K.The adjustments reflect the estimated fair value adjustments for Chambers’ mortgage notes payable, unsecured credit facility and senior unsecured term loan assumed. The determination of fair values were estimated by discounting the expected future cash flows using an effective interest rate that management believes would be available to the Combined Company for financing arrangements with similar terms, collateral and remaining maturities.

L. The adjustment eliminates Chambers’ historical accumulated amortization and reflects the fair value adjustment of intangible lease liabilities assumed. The determination of the estimated fair value was primarily based on the present value of the difference between the contractual amount to be paid pursuant to each lease and management’s estimate of the market lease rate for each lease, measured over a period equal to the remaining non-cancelable term of the lease.

Equity

M.The adjustment converts Gramercy’s historical equity balances to the estimated value of the Combined Company’s common shares.  The calculation is based on 57.5 million shares outstanding based on the fixed conversion rate of 3.1898.

GRAMERCY PROPERTY TRUST

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

N.The adjustment converts Gramercy’s 7.125% Series B Cumulative Redeemable Preferred Stock into 7.125% Series A Cumulative Redeemable Preferred Shares of the Combined Company, which have the same preferences, rights and privileges, pursuant to the Merger Agreement.

O.The adjustment converts Chambers’ historical equity balances into the Combined Company’s common shares. The calculation was based on 236.9 million issued and outstanding shares of Chambers common shares, which was divided by the exchange ratio and then multiplied by the closing price of Gramercy’s common stock on December 17, 2015, which was $24.63. Details of the additional paid-in-capital adjustments are as follows (in thousands):

Chambers historical additional paid-in-capital at September 30, 2015	$2,074,326

Implied Merger consideration	$1,861,914
Less: Chambers historical common stock at September 30, 2015	(2,366)
Pro forma Chambers ending additional paid-in-capital after fair valuation adjustments	$1,859,548

Change in Chambers additional paid-in-capital	$(214,778)

P.The adjustment eliminates Chambers’ accumulated other comprehensive loss and accumulated deficit.

Q.The adjustment represents the $29.1 million in merger related costs which will be recognized by the Combined Company at closing.

Statements of Operations

General

AA.The pro forma adjustments reflect the effect of Gramercy’s acquisitions and dispositions subsequent to January 1, 2014 as if they had occurred as of January 1, 2014. The pro forma adjustments include elimination of historical amounts for dispositions subsequent to January 1, 2014, addition of historical amounts for acquisitions subsequent to January 1, 2014 for the period owned, addition of pro forma amounts for acquisitions subsequent to January 1, 2014 for the period prior to acquisition, adjustments to re-straightline rental amounts for acquisitions and elimination of acquisition expenses.

BB.The pro forma adjustments reflect the effect of Chambers’ acquisitions and dispositions subsequent to January 1, 2014 as if they had occurred as of January 1, 2014. The pro forma adjustments include elimination of historical amounts for dispositions subsequent to January 1, 2014, addition of historical amounts for acquisitions subsequent to January 1, 2014 for the period owned, addition of pro forma amounts for acquisitions subsequent to January 1, 2014 for the period prior to acquisition, adjustments to re-straightline rental amounts for acquisitions and elimination of acquisition expenses.

CC.The pro forma adjustments reflect the effect on Chambers’ historical consolidated statements of operations related to the fair valuation of Chambers’ assets and liabilities as if the Merger occurred on January 1, 2014.

DD.The Merger adjustments reflect the change in net income (loss) attributed to noncontrolling interest and an adjustment for preferred stock dividends related to the Combined Company’s new 7.125% Series A Cumulative Redeemable Preferred Shares.

GRAMERCY PROPERTY TRUST

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Revenues

EE.The adjustment reflects the differences in Chambers’ pre-merger and post-merger rental revenue generated on a straight-line basis, the elimination of amortization of deferred leasing costs, as well as change in amortization for pre-merger and post-merger above and below market lease intangible assets and liabilities based on the estimated changes for their respective fair values, as follows (in thousands):

Pro forma merger adjustments to rental revenue	Year ended December 31, 2014	Nine Months ended September 30, 2015
Straight-line rent adjustments	$4,437	$3,105
Net above and below market lease amortization	(11,025)	(9,353)
Other revenue items that reset upon merger (1)	2,770	5,442
Total	$(3,818)	$(806)

(1) Includes free rent, amortization of lease inducements and tenant improvement allowance reimbursements, as these amounts are eliminated upon closing of the Merger.

Expenses

FF.The adjustment reflects the difference between Chambers’ historical depreciation and amortization and the estimated depreciation and amortization for real estate investments and in-place leases. The estimated depreciation reflects the pre-merger and post-merger difference between the pro forma estimated fair value amounts for buildings and improvements and Chambers’ historical carrying values over their estimated remaining useful lives. Amortization of in-place leases is determined by amortizing the estimated pro forma fair value over the remaining lease term.

GG.The adjustment eliminates Chambers’ historical amortization of deferred financing costs and reflects the change in amortization of the debt premiums and discounts based upon the fair valuation as of September 30, 2015, amortized over the remaining term for each debt instrument. The adjustments are as follows (in thousands):

Pro forma merger adjustments to interest expense	Year ended December 31, 2014	Nine Months ended September 30, 2015
Debt premium and discount amortization adjustments	$(2,309)	$(1,124)
Deferred financing cost amortization adjustments	(2,825)	(2,084)
Total	$(5,134)	$(3,208)

HH.The adjustment represents the elimination of Chambers’ merger related costs for the nine months ended September 30, 2015.

II.The adjustment represents the difference between Chambers’ pro rata share of net income of joint ventures as a result of the fair valuation of the assets and liabilities of the joint ventures. The adjustment reflects the difference between the joint ventures historical depreciation and amortization of real estate and lease intangible assets and liabilities as well as the amortization of discounts and premiums on the associated debt and an adjustment for the difference in the amortization of deferred financing fees.

JJ.The adjustment reflects the change in the net income attributable to noncontrolling interest related to the Gramercy’s OP units based upon the percentage ownership of OP Unit holders relative to the Combined Company’s total outstanding shares of common stock and OP Units.

GRAMERCY PROPERTY TRUST

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

KK.Adjustment reflects a full period of dividends earned on the 7.125% Series A Cumulative Redeemable Preferred Stock of the Combined Company, for which the shares of Gramercy's 7.125% Series B Cumulative Redeemable Preferred Stock will be exchanged pursuant to the Merger Agreement. The shares of Gramercy's 7.125% Series B Cumulative Redeemable Preferred Stock were issued by Gramercy in August 2014 and replaced its outstanding 8.125% Series A Cumulative Redeemable Preferred Stock, which were redeemed in September 2014.

LL.The share amounts reflect the Combined Company’s pro forma weighted average basic and diluted shares of common stock outstanding, assuming the Merger occurred on January 1, 2014. The amounts were determined using Gramercy’s weighted average share amounts as of the end of the period multiplied by the Exchange Ratio plus Chambers weighted average share amounts as of the end of the period. For basic shares for year ended December 31, 2014, Gramercy’s weighted average basic shares outstanding of 26.2 million were multiplied by the exchange ratio of 3.1898 and added to Chambers’ weighted average basic shares outstanding of 236.9 million. The number of weighted average diluted shares outstanding for the year ended December 31, 2014 is equal to the weighted average basic shares outstanding due to the pro forma net loss from continuing operations for the period. For basic shares for the nine months ended September 30, 2015, Gramercy’s weighted average basic shares outstanding of 53.6 million, which include unvested restricted stock awards and earned were multiplied by the exchange ratio of 3.1898 and added to Chambers’ weighted average basic shares outstanding of 236.9 million. For diluted shares for the nine months ended September 30, 2015, Gramercy’s weighted average diluted shares outstanding of 55.0 million were multiplied by the exchange ratio of 3.1898 and added to Chambers’ weighted average basic shares outstanding of 237.0 million.